Exhibit (a)(1)

ARTICLES OF INCORPORATION

OF

HMS INCOME FUND, INC.

ARTICLE I

INCORPORATOR

The undersigned, Megan H. Barnes, whose address is 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation is HMS Income Fund, Inc. (the “Corporation”).

ARTICLE III

PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including conducting and carrying on the business of a business development company, subject to making an election under the Investment Company Act of 1940, as amended (the “1940 Act”).

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 W. Camden Street, Baltimore, MD 21201. The name and address of the resident agent of the Corporation are The Corporation Trust Incorporated, 351 W. Camden Street, Baltimore, MD 21201. The resident agent is a Maryland corporation.

ARTICLE V

DIRECTORS

(a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be two, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first meeting and until their successors are duly elected and qualified are Charles N. Hazen and Vincent D. Foster. The directors may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws.

(b) The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter of the Corporation (the “Charter”), shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid in surplus, net assets, other surplus, annual or other cash flow, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

ARTICLE VI

SHARES

(a) The total number of shares of stock which the Corporation has authority to issue is 150,000,000 shares of common stock, $0.001 par value per share. The aggregate par value of all authorized shares of stock having a par value is $150,000.

(b) The Board of Directors may, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that the Corporation has authority to issue.

(c) No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

(d) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors deems advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or Bylaws.

(e) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued shares or securities from time to time into one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of such shares or securities. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI(e), the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of Article VI(a).

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNIFICATION

(a) To the maximum extent that Maryland law and the 1940 Act in effect from time to time permit limitation of liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b) The Corporation shall have the power, to the maximum extent permitted by Maryland law and the 1940 Act in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right to make any amendment of the Charter, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws. The Board of Directors of the Corporation shall have the exclusive power to make, alter, amend or repeal the Bylaws.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 28th day of November, 2011.

SIGNATURE OF INCORPORATOR:

/s/ Megan H. Barnes
Megan H. Barnes, incorporator

I hereby consent to my designation in this document as resident agent for this corporation.

/s/ E. A. Wallace, Assistant Secretary
The Corporation Trust Incorporated 351 W. Camden Street Baltimore, MD 21201

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